UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
August 11, 2023
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Phreesia, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-38977 (Commission File Number)	20-2275479 (I.R.S. Employer Identification Number)
1521 Concord Pike, Suite 301 PMB 221
Wilmington, DE 19803
(Address of principal executive offices) (Zip Code)

(888) 654-7473
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	PHR	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Current Report on Form 8-K is being filed by Phreesia, Inc. (the “Company”) in part to file an opinion of its counsel, Lowenstein Sandler LLP, regarding the legality of the shares of its common stock, par value $0.01 per share (the “Common Stock”), that are being registered for resale from time to time by certain selling stockholders pursuant to the prospectus supplement being filed by the Company on the date hereof (the “Resale Prospectus Supplement”).

Item 3.02 Unregistered Sale of Equity Securities.

On June 30, 2023, the Company entered into an Agreement and Plan of Merger with Comsort, Inc., a Delaware corporation d/b/a MediFind (“MediFind”) and Momentum Merger Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of the Company (“Momentum Merger Sub”), pursuant to which Momentum Merger Sub merged with and into MediFind, with MediFind surviving the merger and becoming a direct wholly-owned subsidiary of the Company (the “MediFind Acquisition”). The closing of the MediFind Acquisition occurred on June 30, 2023. The aggregate consideration payable for the MediFind Acquisition was approximately $9,000,000, a portion of which was paid in cash (subject to a customary working capital adjustment). On June 30, 2023, as partial consideration for the MediFind Acquisition, the Company issued 150,786 shares of Common Stock (calculated based on the 60-day volume weighted average price of the Company's Common Stock calculated as of June 23, 2023) to certain MediFind stockholders (the “MediFind Shares”).

On August 11, 2023, the Company entered into a Membership Interest Purchase Agreement with Access eForms, LLC, a Texas limited liability company (“Access eForms”) and the Sellers, Founders and Seller Representative named therein, pursuant to which the Company acquired all of the issued and outstanding membership interests of Access eForms (the “Access eForms Acquisition”). The closing of the Access eForms Acquisition occurred on August 11, 2023. The aggregate consideration payable for the Access eForms Acquisition was approximately $43,000,000, a portion of which was paid in cash (subject to customary working capital and purchase price adjustments). On August 11, 2023, as partial consideration for the Access eForms Acquisition, the Company issued 1,096,436 shares of Common Stock (calculated based on the 30-day volume weighted average price of the Company's Common Stock calculated as of August 4, 2023) to the former holders of the membership interests of Access eForms (the “Access eForms Shares” and together with the MediFind Shares, the “Shares”).

The Company issued the Shares in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

5.1	Opinion of Lowenstein Sandler LLP relating to the Resale Prospectus Supplement
23.1	Consent of Lowenstein Sandler LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 14, 2023	Phreesia, Inc.

	By:	/s/ Balaji Gandhi
	Name:	Balaji Gandhi
	Title:	Chief Financial Officer